Exhibit 10.34
June 27, 2008
Mr. Terry Fleckenstein
32759 Pine Circle
Temecula, CA 92592
Dear Terry:
I am pleased to offer you the position of Chief Claims Officer for First Mercury Financial Corporation with the following compensation and benefits:

Base Salary:	$265,000

Bonus:	50% of Base Salary Annually $100,000 Guaranteed for 2008, Paid in March 2009

Long-Term Incentive:	35% of Base Salary

Sign-On Bonus:	10,000 Shares of Restricted Stock to be vested over three (3) years

Benefits:	Standard company benefits, including health, dental, 401K, etc. Inclusion in Stock Option Plan as determined by the company Board of Directors.

Non-Solicitation:	During employment and for a period of one (1) year following termination, you will not solicit customers or employees of FMFC or its affiliates.

Moving Expenses:	FMFC will reimburse you for all related moving expenses — to be settled at a later date.

Mr. Terry Fleckenstein

June 27, 2008
I am very excited about you joining our organization.
Sincerely,

FIRST MERCURY FINANCIAL CORPORATION Richard H. Smith Chairman, CEO & President

RHS:ee
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